UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

UROGEN PHARMA LTD.
(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 26, 2025, UroGen Pharma Ltd. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved (i) the Company’s Amended and Restated Non-Employee Director and Officer Compensation Policy (the “Compensation Policy”) and (ii) an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan” and the 2017 Plan, as amended, the “2017 Amended Plan”) to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 2,750,000 shares. The Compensation Policy and the 2017 Amended Plan were previously approved, subject to shareholder approval, by the Company’s Board of Directors on June 30, 2025. A summary of the principal features of the Compensation Policy and the 2017 Amended Plan are set forth under the headings “Proposal 2—To Approve Amendments to the Company’s 2024 Non-Employee Director and Officer Compensation Policy” and “Proposal 3—To Approve Amendments to the Company’s 2017 Equity Incentive Plan” contained in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 15, 2025 (the “Proxy Statement”). The summaries are qualified in their entirety by reference to the Compensation Policy and the 2017 Amended Plan, filed as Exhibits 10.1 and 10.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Proxy Statement. The voting results are set forth below.

Proposal 1 - Election of Directors

The shareholders elected the following seven individuals to serve as directors until the Company’s next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Arie Belldegrun, M.D.	19,945,910	1,978,014	11,505,228
Elizabeth Barrett	19,767,638	2,156,287	11,505,228
Cynthia M. Butitta	21,606,978	316,947	11,505,228
Stuart Holden, M.D.	21,653,905	270,020	11,505,228
James A. Robinson, Jr.	21,685,524	238,401	11,505,228
Leana S. Wen, M.D., M.Sc.	21,231,727	692,198	11,505,228
Daniel G. Wildman	21,700,880	223,045	11,505,228

Proposal 2 – Amended and Restated Director and Officer Compensation Policy.

The shareholders approved the Compensation Policy. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,894,986	3,295,431	733,507	11,505,228

Proposal 3 - 2017 Amended Plan.

The shareholders approved the 2017 Amended Plan. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,403,175	2,777,281	743,465	11,505,228

Proposal 4 - Advisory vote on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders approved the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,852,928	2,217,830	853,164	11,505,228

Proposal 5 – Advisory vote on the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders selected one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers. The voting results are as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
21,144,259	186,247	42,788	550,628	11,505,228

In light of and consistent with the votes cast with respect to such proposal, the Board has determined to hold future Say-on-Pay Votes every year until the next required non-binding advisory vote on the frequency of future Say-on-Pay Votes, which will be held no later than the 2031 annual meeting of shareholders.

Proposal 6 - Engagement of PricewaterhouseCoopers LLP as independent auditor.

The shareholders approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor until the Company’s 2026 annual meeting of shareholders. The voting results are as follows:

Votes For	Votes Against	Abstentions
32,922,800	136,141	233,650

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Amended and Restated Non-Employee Director and Officer Compensation Policy
10.2	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2025	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer